UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
May 6, 2026 Date of report (date of earliest event reported)
Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mgeenergy.com	39-2040501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	MGEE	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure regarding the Forward Sale Agreements (as defined below) under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On May 6, 2026, MGE Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Guggenheim Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as underwriters (collectively, the “Underwriters”), and Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, acting in their capacity as forward sellers (in such capacity, the “Forward Sellers”), in connection with the underwritten public offering by the Underwriters (the “Offering”) of 3,300,331 shares (the “Shares”) of the Company’s common stock, par value $1 per share (the “Common Stock”). Of the Shares, 990,099 shares were issued and sold by the Company to the Underwriters, and 2,310,232 shares were borrowed from third parties and sold to the Underwriters by the Forward Sellers.

On May 6, 2026, the Company entered into forward sale agreements (each, a “Forward Sale Agreement” and collectively, the “Forward Sale Agreements”) with each of Morgan Stanley & Co. LLC, Bank of America, N.A., and JPMorgan Chase Bank, National Association, as forward purchasers (collectively, the “Forward Purchasers”), relating to an aggregate of 2,310,232 shares of Common Stock, to be borrowed from third parties and sold by the Forward Sellers to the Underwriters.

The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include repayment of short-term debt; repurchases, retirements and refinancing of other securities; funding capital expenditures; and investments in subsidiaries. The Company will not initially receive any proceeds from the sale of the Common Stock sold by the Forward Sellers to the Underwriters. The Company intends to use any net proceeds that it receives upon settlement of the Forward Sale Agreements as described above.

The Forward Sale Agreements provide for settlement on a settlement date or dates to be specified at the Company’s discretion no later than January 8, 2028. On a settlement date or dates, if the Company decides to physically settle the Forward Sale Agreements, the Company will issue shares of Common Stock to the Forward Purchasers at the then-applicable forward sale price. The forward sale price will initially be $72.9094 per share, which is the price at which the Underwriters have agreed to buy the shares of Common Stock pursuant to the Underwriting Agreement. The Forward Sale Agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the Forward Sale Agreements by amounts related to expected dividends on shares of the Company’s Common Stock during the term of the Forward Sale Agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. The forward sale price will also be subject to decrease if the cost to a Forward Seller of borrowing the number of shares of the Company’s Common Stock underlying the applicable Forward Sale Agreement exceeds a specified amount.

Before the issuance of shares of the Company’s Common Stock, if any, upon settlement of the Forward Sale Agreements, the Company expects that the shares issuable upon settlement of the Forward Sale Agreements will be reflected in the Company’s diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of the Company’s Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of the Company’s Common Stock that would be issued upon full physical settlement of the Forward

Sale Agreements over the number of shares of the Company’s Common Stock that could be purchased by the Company in the market (based on the average market price of the Company’s Common Stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, the Company anticipates there will be no dilutive effect on the Company’s earnings per share except during periods when the average market price of shares of the Company’s Common Stock is above the applicable adjusted forward sale price, which is initially $72.9094 per share, subject to adjustment or decrease as described in the immediately preceding paragraph. However, if the Company decides to physically or net share settle the Forward Sale Agreements, delivery of shares of the Company’s Common Stock on any physical or net share settlement of the Forward Sale Agreements will result in dilution to the Company’s earnings per share.

The Forward Sale Agreements will be physically settled, unless the Company elects to settle the Forward Sale Agreements in cash or to net share settle the Forward Sale Agreements (which the Company has the right to do, subject to certain conditions). If the Company elects cash or net share settlement for all or a portion of the shares of Common Stock underlying such Forward Sale Agreements, the Company would expect each of the Forward Purchasers or their respective affiliates to repurchase a number of shares of Common Stock equal to the portion for which the Company elects cash or net share settlement (reduced, in the case of net share settlement, by the expected number of shares, if any, deliverable by the Company to such Forward Purchaser in the case of net share settlement) in order to satisfy its obligations to return the shares of the Company’s Common Stock the Forward Purchasers or their respective affiliates have borrowed in connection with sales of Common Stock in the Offering and, if applicable in connection with net share settlement, to deliver shares of Common Stock to the Company. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, the Company will pay or deliver, as the case may be, to the Forward Purchasers under the Forward Sale Agreements, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, the Forward Purchasers will pay or deliver, as the case may be, to the Company under the Forward Sale Agreements, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

Each Forward Purchaser will have the right to accelerate its respective Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require the Company to physically settle such Forward Sale Agreement on a date specified by such Forward Purchaser if:

•
in the good faith, commercially reasonable judgment of such Forward Purchaser, it or its affiliate, is unable to hedge its exposure to the transactions contemplated by such Forward Sale Agreement because of the lack of sufficient shares of the Company’s Common Stock being made available for borrowing by stock lenders, or it, or its affiliate, is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;
•
the Company declares any dividend or distribution on shares of the Company’s Common Stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than the Company’s Common Stock), rights, warrants, or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such Forward Purchaser;
•
certain ownership thresholds applicable to such Forward Purchaser are exceeded;
•
an event is announced that, if consummated, would result in an extraordinary event (as defined in such Forward Sale Agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of the Company’s Common Stock (each as more fully described in the relevant Forward Sale Agreement); or
•
certain other events of default or termination events occur, including, among other things, any material misrepresentation made by the Company in connection with entry into such Forward Sale Agreement or certain changes in law (each as more fully described in each Forward Sale Agreement).

In the ordinary course of their respective businesses, the Forward Purchasers and the Forward Sellers and/or their affiliates have in the past and may in the future provide the Company and its affiliates with financial advisory and other services for which they have and in the future will receive customary fees.

The foregoing descriptions of the Underwriting Agreement and the Forward Sale Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and each of the Forward Sale Agreements, which are filed as Exhibit 1.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, hereto, respectively, and are incorporated herein by reference.

The Shares are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-293693). Attached hereto as Exhibit 5.1 is an opinion of counsel regarding the legality of the Shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated May 6, 2026, by and among MGE Energy, Inc., Morgan Stanley & Co. LLC, Guggenheim Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as underwriters, and Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, acting in their capacity as forward sellers.

5.1	Opinion of Stafford Rosenbaum LLP, dated May 8, 2026, regarding the legality of the Shares.
10.1	Forward Sale Agreement, dated May 6, 2026, by and between MGE Energy, Inc. and Morgan Stanley & Co. LLC.
10.2	Forward Sale Agreement, dated May 6, 2026, by and between MGE Energy, Inc. and Bank of America, N.A.
10.3	Forward Sale Agreement, dated May 6, 2026, by and between MGE Energy, Inc. and JPMorgan Chase Bank, National Association.
23.1	Consent of Stafford Rosenbaum LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc.
(Registrant)

Date: May 8, 2026	/s/ Jenny L. Lagerwall
Jenny L. Lagerwall Assistant Vice President - Accounting and Controller (Chief Accounting Officer)